UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006

SITEWORKS BUILDING & DEVELOPMENT CO.
(Exact name of registrant as specified in its charter)

Florida	001-32528	58-2590047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6464 N W 5th Court, Ft. Lauderdale, Florida 33039
(Address of principal executive offices) (Zip Code)

(954) 498-2961 fax 954 489 -2962
(Registrant’s telephone number, including area code)

Former Address
(2534 N Miami Ave, Miami Fl 33127 (305-573-9339)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

EXPLANATORY NOTE

SiteWorks Building & Development Co. (the “Company”) is filing this Form 8-K (the “Form 8-K”), with the Securities and Exchange Commission (the “SEC”) on May 15, 2006 to revise and clarify the information previously provided it its annual report for the periods ending December 2004 and its quarterly reports for 2005. The disclosure in this filing relates to the Company’s treatment of shares issued, the validity of issued shares ,and the valuation of shares issued for goods and services in the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 June 30, 2005 and September 30, 2005 (the “Form 10-Q”).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
The Company’s Form 10 K for the period ending 2004 filed with the SEC and Forms 10-Q, for the periods ended 3/30/2005, filed with the SEC on 6/03/2005 , for the period ending 6/30/2005 filed with the Sec on 8/22/2005 and for the period ending 9/30 2005 which was filed with the SEC on 12/15/2005 may contain inaccurate information as it relates to the equity , the validity of shares issued and the valuation of shares issued for goods and services.

When these issues were discovered by the Company’s Chief Executive Officer on April 6, 2006, the Company immediately commenced the process of amending the Form 10-Q and notified its independent accountants of the error. The Company’s independent accountants discussed the matter with the Company’s Chief Executive Officer and legal counsel and agreed to make the appropiate changes and disclosures in the financials. The Company expects to have its amended its Form 10-Q filed as soon as practical.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2006

SITEWORKS BUILDING & DEVELOPMENT CO.

By:	/s/ C. Michael Nurse
Name: C. Michael Nurse Title: Chief Executive Officer